EXHIBIT 99.1



PRESS RELEASE                                      For more information contact:
For Immediate Release                                       Frances Ann Ziemniak
                                                   Vice President, Finance & CFO
                                                                  (703) 968-8524





                        CORT COMPLETES EVANS ACQUISITION



Fairfax, VA, April 24, 1996 --- CORT Business Services Corporation (NYSE: CBS) reported that it has completed its previously announced acquisition of Evans Rents. The transaction, based on an agreement signed on March 15, 1996, closed today. Paul N. Arnold, President and Chief Executive Officer said, "The combination of CORT's positive operating trends and the regional strength of Evans, which had revenues of approximately $30 million in 1995, enhances CORT's leadership position in the growing and fragmented furniture rental industry." Earlier today, CORT announced record revenues and operating earnings for the quarter ended March 31, 1996.

CORT Business Services Corporation is the leading provider of rental furniture, accessories and related services in the "rent-to-rent" segment of the furniture rental industry. CORT operates 97 rental showrooms, 63 furniture clearance centers and 58 warehouses in 29 states and the District of Columbia, before reflecting the Evans acquisition. Evans operates 17 rental showrooms and two warehouses in California.


                                    * * * * *


                                        5